Exhibit 5.1

        April 23, 2004

The New York Times Company
229 West 43rd Street
New York, New York 10036

        Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        I am Vice President and Deputy General Counsel of The New York Times Company, a New York corporation (the "Company"). This opinion is furnished in my capacity as Deputy General Counsel of the Company in connection with the Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed by the Company, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), registering 500,000 shares of the Company's Class A Common Stock, par value $.10 (the "Shares"). The Shares are issuable pursuant to the Company's 2004 Non-Employee Directors' Stock Incentive Plan (the "Plan").

        As Deputy General Counsel, I am familiar with the preparation of the Registration Statement, and have examined such documents, records and other instruments of the Company as in my judgment are necessary or appropriate for the purposes of this opinion, including:

  (i)
  the Registration Statement;

  (ii)
  the Plan;

  (iii)
  the Amended and Restated Certificate of Incorporation of the Company; and

  (iv)
  the By-Laws of the Company.

        I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. This opinion is limited to the Business Corporation Law of New York.

        Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

        I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Kenneth A. Richieri